EXHIBIT 99.1
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LaSalle Hotel Properties
3 Bethesda Metro Center, Suite 1200
Bethesda, MD 20814
Ph.  (301) 941-1500
Fax (301) 941-1553
www.lasallehotels.com


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           LASALLE HOTEL PROPERTIES ACQUIRES THE WESTIN COPLEY PLACE
       803-Room Full-Service Hotel Located in Downtown Boston's Back Bay

      BETHESDA, MD, AUGUST 31, 2005 -- LaSalle Hotel Properties (NYSE: LHO) today announced it has acquired The Westin Copley Place for approximately $318 million excluding expenses. The all-in investment amount, including expenses, is approximately $324 million. The Westin Copley Place is an urban, luxury full-service hotel with 803 well-appointed guestrooms. The hotel is located in the Back Bay area of downtown Boston, just minutes from Logan International Airport. The hotel will continue to be managed by Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT), which also manages the Company's Westin City Center Hotel in Dallas, Texas and Sheraton Bloomington Minneapolis South Hotel in Bloomington, Minnesota.

      The AAA Four Diamond hotel has guestrooms that feature Westin's signature Heavenly Bed<registered trademark> and Heavenly Bath<registered trademark> and sweeping views of the city. The hotel offers high speed Internet access in all rooms, WestinWORKOUT<registered trademark> Powered by Reebok Gym, an indoor heated pool, spa and salon services. The hotel features more than 47,000 square feet of meeting and function space,
including two major ballrooms.   The hotel also includes five restaurants:
Turner Fisheries Restaurant, The Palm Restaurant, The Huntington, Osushi and Bar 10, which was voted "Best Hotel Bar" by BOSTON MAGAZINE. The hotel is connected, via temperature-controlled skywalks, to the Hynes Convention Center and Copley Place, with over 100 retail shops and restaurants. The hotel is also in close proximity to historic Fenway Park, home of the Boston Red Sox.

      "We are very pleased to have acquired this premier asset strategically located near the Hynes Convention Center, extensive upscale shopping and entertainment venues and dense office space in the Back Bay market of downtown Boston," remarked Jon Bortz, Chairman and Chief Executive Officer of LaSalle Hotel Properties. "The hotel's high barrier-to-entry urban location, leadership position in the Back Bay market, proximity to numerous strong demand generators, and high quality make this an attractive investment for the Company. Boston continues to recover occupancy and ADR that were lost with the 2000/2001 downturns that significantly impacted the hotel market. We believe that demand and ADR will continue to increase with the addition and ramp-up of the new Boston Convention & Exhibition Center, the completion of the Big Dig and construction of the new Rose Kennedy Greenway, the expansion and renovation of Boston's Logan Airport and the recovery and growth of the technology, biomedical and financial services industries that predominate the Boston area."

      "Since 2002, we have enjoyed a great relationship with LaSalle Hotel Properties and look forward to growing this fine partnership," said Chuck Tomb, senior vice president, development, Starwood Real Estate Group. "LaSalle Hotel Properties continues to be an ideal owner for Starwood branded properties."






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      "We are excited to expand our long-standing relationship with
Starwood," added Mr. Bortz. "The excellent performance of The Westin Copley demonstrates their deep understanding of the Boston market and what it takes for a premier hotel to be successful."

      In connection with the acquisition, the Company assumed the $210 million first mortgage on the property, issued to one of the prior owners approximately $58.7 million in preferred units in the Company's operating partnership with a coupon rate of 7.25% and paid the balance with proceeds from the Company's August 24th sale of preferred shares with a coupon rate of 7.50%. The $210 million mortgage has a maturity date of August 31, 2015 with an interest rate of 5.28% and is interest only until maturity. A portion of the proceeds was used to defease an existing mortgage. The Westin Copley Place sits on land leased from the Massachusetts Turnpike Authority, with the lease being prepaid through 2077.

      Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with approximately 750 properties in more than 80 countries and 120,000 employees at its owned and managed properties. With internationally renowned brands, Starwood<registered trademark> corporation is a fully integrated owner, operator and franchisor of hotels and resorts including: St. Regis<registered trademark>, The Luxury Collection<registered trademark>, Sheraton<registered trademark>, Westin<registered trademark>, Four Points<registered trademark> by Sheraton, and W<registered trademark>, Hotels and Resorts as well as Starwood Vacation Ownership, Inc., one of the premier developers and operators of high quality vacation interval ownership resorts. For more information, please visit www.starwoodhotels.com

      LaSalle Hotel Properties is a leading multi-tenant, multi-operator real estate investment trust, owning interests in 23 upscale and luxury full-service hotels, totaling approximately 7,600 guest rooms in 14 markets in 10 states and the District of Columbia. The Company focuses on investing in upscale and luxury full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier internationally recognized hotel operating companies, including Westin Hotels and Resorts, Sheraton Hotels & Resorts Worldwide, Inc., Crestline Hotels and Resorts, Inc., Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Sandcastle Resorts & Hotels, Davidson Hotel Company, and the Kimpton Hotel & Restaurant Group, LLC.



This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project" or similar expressions. Forward-looking statements in this press release include, among others, statements about expected improvements in demand, occupancy and average daily rate in the Boston area. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company's dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating


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costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets,
(iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, and (viii) the risk factors discussed in the Company's Annual Report on Form 10-K. Accordingly, there is no assurance that the Company's expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.



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ADDITIONAL CONTACTS:
-------------------

      Hans Weger, Chief Financial Officer, LaSalle Hotel Properties -
      301/941-1500



      For additional information or to receive press releases via e-mail, please visit our website at www.lasallehotels.com






































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